Exhibit 5

DLA Piper Rudnick Gray Cary US LLP 4700 Six Forks Road, Suite 200 Raleigh, North Carolina 27609-5244 T 919.786.2000 F 919.786.2200 W www.dlapiper.com

JEFFREY D. MILLER jeffrey.miller@dlapiper.com T 919.786.2005

June 2, 2005

Eagle Hospitality Properties Trust, Inc.

100 E. RiverCenter Blvd., Suite 480

Covington, Kentucky 41011

Re: Registration Statement on Form S-11

Ladies and Gentlemen:

We are acting as counsel to Eagle Hospitality Properties Trust, Inc., a Maryland corporation (the “Company”), in connection with a registration statement on Form S-11, file no. 333-125130 (as amended, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), to register up to $86,250,000 of the Company’s preferred stock, par value $0.01 per share (the “Shares”). Following the effectiveness of the Registration Statement, the Company intends to issue and sell the Shares to the several underwriters (the “Underwriters”) to be named in an underwriting agreement (the “Underwriting Agreement”) to be entered into by and among the Company and the Underwriters. As used herein, the term “Shares” includes any additional shares of the Company’s preferred stock that the Company may subsequently register under the Securities Act pursuant to a registration statement filed by the Company with the Commission pursuant to Rule 462(b) of the Commission. We are furnishing this opinion letter pursuant to Item 36 of Form S-11 and Item 601(b)(5) of the Commission’s Regulation S-K.

We have examined copies of the Articles of Amendment and Restatement (as proposed to be supplemented by the Articles Supplementary designating the terms of the Shares), the Bylaws of the Company, the proposed form of Underwriting Agreement and have made such further legal and factual examinations and investigations as we, in our professional judgment, have deemed appropriate to render the opinion contained herein. As to various questions of fact material to our opinion, we have relied upon certificates of, or communications with, officers of the Company, including but not limited to a certificate of the secretary of the Company rendered in connection with actions taken by or on behalf of the Board of Directors of the Company authorizing the sale of the Shares.

In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

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This opinion letter is based as to matters of law solely on the Maryland General Corporation Law, as amended, which includes the statutory provisions thereof, applicable provisions of the Maryland Constitution and reported judicial decisions interpreting such laws. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(1) The Shares have been duly authorized by the Company and, upon due execution and delivery of the Underwriting Agreement by the parties thereto and upon issuance and delivery of the Shares against payment therefor as provided in the Underwriting Agreement, will be validly issued, fully paid and nonassessable and are not subject to any preemptive or other similar rights under any provision of the Maryland General Corporation Law or under the Amended and Restated Articles of Incorporation of the Company.

(2) The terms of the Shares conform in all material respects to all statements and descriptions thereof contained in the Prospectus filed as part of the Registration Statement.

The opinion expressed herein is as of the date hereof. We assume no obligation to advise you of any changes in applicable law or other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Sincerely,

/s/ DLA PIPER RUDNICK GRAY CARY US LLP

JDM/mso